Exhibit 10.18
AMENDMENT NO. 5
TO MASTER REPURCHASE AGREEMENT
               AMENDMENT NO. 5, dated as of November 2, 2006 (this “Amendment”), to that certain Master Repurchase Agreement, dated as of December 12, 2005 (as previously amended, restated, supplemented or otherwise modified, the “Existing Repurchase Agreement”; as modified hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), by and among NC CAPITAL CORPORATION, NEW CENTURY MORTGAGE CORPORATION, NC ASSET HOLDING, L.P. (successor by conversion to NC Residual II Corporation), HOME123 CORPORATION and NEW CENTURY CREDIT CORPORATION (collectively, the “Sellers”, each, a “Seller”), MORGAN STANLEY BANK (“MSB”) and MORGAN STANLEY MORTGAGE CAPITAL INC. (“MSMCI”, together with MSB, collectively, the “Buyers”, each, a “Buyer”, and as the agent for the Buyers, in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement. Unless otherwise stated, all article and section references used herein refer to the corresponding parts of the Existing Repurchase Agreement.
RECITALS
               The Sellers, the Buyers and the Agent are parties to the Existing Repurchase Agreement.
               The Sellers, the Buyers and the Agent have agreed, subject to the terms and conditions hereof, that the Existing Repurchase Agreement shall be modified as set forth in this Amendment.
               NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers, the Buyers and the Agent hereby agree as follows:
               SECTION 1. Amendments.
               1.1 The definition of “Applicable Pricing Spread” in Section 1.01 is hereby modified by deleting the table set forth therein in its entirety and inserting the following table in lieu thereof:

Type of Eligible Mortgage Loan	Applicable Pricing Spread
Unseasoned Mortgage Loan	0.50%

Performing Aged Loan	0.90%

NINA Mortgage Loan	0.50%

Second Lien Mortgage Loan	0.50%

30+ Delinquent Mortgage Loan	1.00%

60+ Delinquent Mortgage Loan	1.00%

Type of Eligible Mortgage Loan	Applicable Pricing Spread
Defaulted Mortgage Loan	1.45%

Wet-Ink Mortgage Loan	0.50%

Discretionary Mortgage Loan	the applicable pricing spread specified by the Agent one (1) Business Day prior to the applicable Purchase Date

Repurchased Mortgage Loans	1.25%
               1.2 The definition of “Applicable Purchase Rate” in Section 1.01 is hereby modified by deleting the table set forth therein in its entirety and inserting the following table in lieu thereof:

Type of Eligible Mortgage Loan	Applicable Purchase Rate
Unseasoned Mortgage Loan	98%

Performing Aged Loan	95%

NINA Mortgage Loan	98%

Second Lien Mortgage Loan	98%

30+ Delinquent Mortgage Loan	85%

60+ Delinquent Mortgage Loan	75%

Wet-Ink Mortgage Loan	98%

Defaulted Mortgage Loan	the applicable BPO Percentage

Discretionary Mortgage Loan	the applicable percentage
specified by the Agent one (1)
Business Day prior to the
applicable Funding Date

Performing first-lien Repurchased Mortgage Loan	95%

30-59 days Delinquent Repurchased Mortgage Loan	90%

60-89 days Delinquent Repurchased Mortgage Loan	80%

90-119 days Delinquent Repurchased Mortgage Loan	75%

120-270 days Delinquent Repurchased Mortgage Loan	65%
               1.3 Section 1.01 is hereby modified by deleting the definition of “Broker Price Opinion” in its entirety and inserting the following in lieu thereof:

     “‘Broker Price Opinion’ shall mean, with respect to a Purchased Loan, a broker’s price opinion prepared by a duly licensed real estate broker who has no interest, direct or indirect, in the Purchased Loan or in the Sellers or any Affiliate of the Sellers and whose compensation is not affected by the results of the broker’s price opinion, and which valuation (i) indicates the expected proceeds for a sale of the related Mortgaged Property and, (ii) with respect to any condominium development or planned unit development that was not Federal National Mortgage Association or Federal Home Loan Mortgage Corporation approved, the amount, if any, by which the valuation was decreased as a result of such lack of approval, and (iii) includes certain assumptions, including those as to the condition of the exterior and interior of the applicable Mortgaged Property and carrying costs and expenses incurred during its marketing time. With respect to each Repurchased Mortgage Loan, the Broker Price Opinion shall be delivered to the Agent in a computer readable format acceptable to the Seller and shall include, without limitation, the mortgage loan identification number, the related borrower name and address, the BPO value, date of the Broker Price Opinion and the name of the Broker Price Opinion broker.”
     1.4 Section 1.01 is hereby modified by deleting the definition of “Eligible Mortgage Loan” in its entirety and inserting the following in lieu thereof:
     “‘Eligible Mortgage Loan’ shall mean a mortgage loan originated by any Seller or any Affiliate of any Seller, secured by a first or second mortgage Lien on a one-to-four family residential property, as to which the representations and warranties in Section 6.10 and Part I and Part II of Schedule 1 hereof are correct; provided, however, that, in no event shall any Eligible Mortgage Loan be a security for purposes of any securities or blue-sky laws; and provided, further, however, that the following mortgage loans shall not be Eligible Mortgage Loans: (1) a mortgage loan for which the related obligor is subject to a voluntary or involuntary bankruptcy proceeding or for which the related Mortgaged Property has been acquired through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default of such mortgage loan, (2) a Defaulted Mortgage Loan or Repurchased Mortgage Loan for which a Broker Price Opinion cannot be obtained, (3) a mortgage loan that is listed on the Exception Report, and (4) a mortgage loan which shall have been purchased by the Buyers hereunder, but has not been repurchased by the Sellers within 180 days of the Purchase Date.”
     1.5 Section 1.01 is hereby modified by deleting the definition of “Loan-to-Value Ratio” or “LTV” in its entirety and inserting the following in lieu thereof:
     “‘Loan-to-Value Ratio’ or “LTV” shall mean, (i) with respect to any Purchased Loan other than a Repurchased Mortgage Loan, the ratio of the original outstanding principal amount of such Purchased Loan to the lesser of (a) the Appraised Value of the related Mortgaged Property at the time of origination and (b) if the related Mortgaged Property was purchased within 12 months of the origination of the Purchased Loan, the purchase price of the Mortgaged Property and (ii) with respect to any Repurchased Mortgage Loan, the ratio of the original outstanding principal amount of such Repurchased Mortgage Loan to the lesser of (a) the Appraised Value of the related

Mortgaged Property at the time of origination, (b) the valuation indicated by the related Broker Price Opinion and (c) if the related Mortgaged Property was purchased within 12 months of the origination of the Repurchased Loan, the purchase price of the Mortgaged Property.”
     1.6 Section 1.01 is hereby modified by deleting the definition of “Mortgage Loan Data File” in its entirety and inserting the following in lieu thereof:
     “‘Mortgage Loan Data File’ shall mean, with respect to any Eligible Mortgage Loan (or proposed Eligible Mortgage Loan), a computer-readable file containing information with respect to such Eligible Mortgage Loan to be delivered by the applicable Seller to the Agent pursuant to Section 2.02(a) hereof (the data fields of which file are identified on Annex I to the Custodial Agreement); provided, however, that the Agent may request additional data fields from time to time in its sole discretion with respect to Repurchased Mortgage Loans.”
     1.7 Section 1.01 is hereby modified by deleting the definition of “Recognized Value” in its entirety and inserting the following in lieu thereof:
     “‘Recognized Value’ shall mean, with respect to each Eligible Mortgage Loan, the lesser of (x) the product of (i) the Market Value of such Eligible Mortgage Loan, and (ii) the Applicable Purchase Rate for such Eligible Mortgage Loan, and (y) 100% of the unpaid principal balance of such Eligible Mortgage Loan; provided,
     (a) that the following additional limitations shall apply:
     (i) the aggregate unpaid principal balance of Purchased Loans secured by a first mortgage lien on the Mortgaged Property that has a LTV greater than 85% shall not exceed $1,350,000,000;
     (ii) the aggregate unpaid principal balance of the Purchased Loans that are secured by Mortgaged Properties which are non-owner occupied shall at no time exceed 6% of the Maximum Amount;
     (iii) the aggregate unpaid principal balance of the Second Lien Mortgage Loans shall at no time exceed 8.5% of the Maximum Amount;
     (iv) the aggregate unpaid principal balance of the Purchased Loans that are secured by Mortgaged Properties consisting of condominiums shall at no time exceed 6% of the Maximum Amount;
     (v) the aggregate unpaid principal balance of the Purchased Loans that are secured by Mortgaged Properties consisting of Qualified Manufactured Housing (as defined in Part III of Schedule 1 hereto) shall at no time exceed 2% of the Maximum Amount;

     (vi) the aggregate unpaid principal balance of Purchased Loans secured by Mortgaged Property located within a single zip code shall not exceed $450,000,000;
     (vii) the aggregate unpaid principal balance of the Purchased Loans which are 30+ Delinquent Mortgage Loans, 60+ Delinquent Mortgage Loans, Defaulted Mortgage Loans and/or Repurchased Mortgage Loans shall at no time exceed $250,000,000;
     (viii) the aggregate unpaid principal balance of the Purchased Loans with respect to which the related Mortgagor has received a credit rating of “C” or “C-”, as determined in accordance with New Century’s Underwriting Guidelines, shall not exceed $300,000,000;
     (ix) the aggregate unpaid principal balance of the HELOC Mortgage Loans shall at no time exceed 7% of the Maximum Amount;
     (x) the aggregate unpaid principal balance of the Discretionary Mortgage Loans shall not exceed 10% of the Maximum Amount;
     (xi) the aggregate unpaid principal balance of the Purchased Loans that are Wet-Ink Mortgage Loans included shall not exceed $300,000,000;
     (xii) the aggregate unpaid principal balance of all Purchased Loans secured by a first mortgage lien on a Mortgaged Property that has an LTV greater than 95% and equal to or less than 100% shall at no time exceed 3% of the Maximum Amount;
     (xiii) the aggregate unpaid principal balance of all Escrow Holdback Loans shall not exceed $75,000,000;
     (xiv) the aggregate unpaid principal balance of the Purchased Loans which are interest-only loans shall at no time exceed 30% of the Maximum Amount;
     (xv) the aggregate Purchase Price of the Purchased Loans which are Performing Aged Loans shall at no time exceed $100,000,000; provided, however, at no time shall the aggregate Purchase Price of the Purchased Loans which are Performing Aged Loans exceed 10% of the aggregate Purchase Price of all Purchased Loans;
     (xvi) the aggregate unpaid principal balance of the Purchased Loans which are Eligible NINA Mortgage Loans shall at no time exceed 5% of the Maximum Amount; and
     (b) that the Recognized Value shall be deemed to be zero with respect to each Purchased Loan:

     (i) in respect of which there is a breach of any representation or warranty set forth on Schedule 1 hereto (assuming each representation and warranty is made as of the date the Recognized Value thereof is determined);
     (ii) which ceases to be an Eligible Mortgage Loan for any reason;
     (iii) which is a Nine-Day Aged Wet-Ink Mortgage Loan;
     (iv) with respect to each Purchased Loan, for so long as such Purchased Loan is a Wet-Ink Mortgage Loan, as to which the Agent, any Buyer or the Custodian shall have notified the Sellers that the Custodian shall have transferred an amount greater than $1,000,000 to a single settlement location on a Purchase Date, unless consented to by the Agent or the Buyers;
     (v) for which any Mortgage Loan Documents have been released from the possession of the Custodian to a Person other than a third-party purchaser pursuant to Section 5(a) of the Custodial Agreement for a period in excess of 15 days;
     (vi) for which any Mortgage Loan Documents have been released from the possession of the Custodian to a third-party purchaser pursuant to Section 5(b) of the Custodial Agreement for a period in excess of that allowed under the Custodial Agreement;
     (vii) which is secured by a first mortgage lien on a Mortgaged Property that has an LTV greater than 95% and equal to or less than 100% and has a FICO score less than 600;
     (viii) (except for Performing Aged Loans) which has not been repurchased by the Sellers within 180 days from the Purchase Date;
     (ix) with respect to each Purchased Loan, for so long as such Purchased Loan is a Repurchased Mortgage Loan, as to which the Agent has not received a Broker Price Opinion with respect to the related Mortgaged Property within 30 days following the related Purchase Date;
     (x) with respect to each Purchased Loan, for so long as such Purchased Loan is a Repurchased Mortgage Loan, as to which the Custodian has not received the related Mortgage File within 15 days following the related Purchase Date;
     (xi) which exceeds any limitation set forth in clause (a) above.”
     1.8 Section 1.01 is hereby modified by inserting in proper alphabetical order the following new defined terms:
     “‘Bailee Letter’ shall mean with respect to any Repurchased Mortgage Loan, any written acknowledgement delivered to the Agent, which has been executed by a Person whose business includes the holding of mortgage loans for the benefit of others (and who is not the Seller or one of its affilates), in which such Person acknowledges that it holds such Repurchased Mortgage Loan solely for the benefit of the Agent and undertakes to deliver such Repurchased Mortgage Loan to the Custodian within a period of time acceptable to the Agent, such Bailee Letter to be substantially in the form of Exhibit K hereto.
     ‘Repurchased Mortgage Loan’ shall mean an Eligible Mortgage Loan which has been rejected for inclusion in a whole loan sale by a third party purchaser or which a Seller was required to repurchase from a third party purchaser due to an early payment default or Delinquent Monthly Payment and which is otherwise acceptable to the Buyer in its sole discretion.
     ‘Repurchased Mortgage Loan Transaction’ shall mean a Transaction in which a Repurchased Mortgage Loan is the Purchased Loan.”
     1.9 Section 2.02 is hereby modified by deleting clauses (c) — (e) in their entirety and substituting in lieu thereof the following new clauses (c) — (e):
     “(c) The applicable Seller shall release to the Custodian no later than 1:30 p.m. New York City time, one (1) Business Day prior to any Purchase Date (in the case of the first 500 Eligible Mortgage Loans delivered in connection with any Transaction) plus one (1) additional Business Day prior to any Purchase Date (for each additional 250 Eligible Mortgage Loans in excess thereof delivered in connection with any Purchase Date), the Mortgage File pertaining to each Eligible Mortgage Loan (other than Repurchased Mortgaged Loans) sold to the Buyers hereunder on such Purchase Date, in accordance with the terms and conditions of the Custodial Agreement. With respect to each Repurchased Mortgage Loan Transaction, the applicable Seller shall release or cause to be released to the Agent no later than 12:00 noon, New York City time, on the related Purchase Date, a bailee letter pertaining to each Repurchased Mortgage Loan, substantially in the form of Exhibit K attached hereto (each, a “Bailee Letter”), with respect to the Repurchased Mortgage Loans to be sold to the Buyers on such Purchase Date. With respect to each Repurchased Mortgage Loan Transaction, unless such Repurchased Loan is already held by the Custodian for the benefit of the Agent, the applicable Seller shall release or cause to be released to the Custodian no later than fifteen (15) days following the related Purchase Date, the Mortgage File pertaining to each Repurchased Mortgage Loan sold to the Buyers hereunder on such Purchase Date, in accordance with the terms and conditions of the Custodial Agreement.
     (d) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Agent and the Sellers, no later than 1:00 p.m., New York City time on the initial Purchase Date, a Trust Receipt (as defined in the Custodial Agreement) in respect of all Purchased Loans sold to the Buyers on such Purchase Date, and a Mortgage Loan Schedule and Exception Report. The Sellers acknowledge that mortgage loans listed in the Exception Report (other than Repurchased Loans with respect to which the fifteen (15) day period following the related Purchase Date for delivery of the Mortgage File has not expired) are not Eligible Mortgage Loans and the Buyers are not obligated to enter into any Transaction with respect to any mortgage loan listed as having an exception in any

Exception Report (unless the applicable exceptions have been waived in writing by the Agent on behalf of the Buyers).
     (e) Subject to Article V hereof, the Agent will remit to the applicable Seller or designee of such Seller via wire transfer to the account specified by such Seller in the related Transaction Request, the aggregate amount of such Purchase Price in funds immediately available to such Seller or designee.”
     1.10 Article V is hereby modified by inserting the following Section 5.04:
     “Section 5.04 Repurchased Mortgage Loan Transactions. The funding of each Repurchased Mortgage Loan Transaction on any Business Day is subject to the further condition precedent that unless such Repurchased Mortgage Loan is held by the Custodian for the benefit of the Agent pursuant to the terms of the Custodial Agreement, the Agent shall have received a fully executed Bailee Letter from each applicable third party warehouse lender/buyer that will retain physical possession of the Mortgage File related to a Repurchased Mortgage Loan.”
     1.11 Section 11.15 is hereby modified by deleting the first sentence of clause (b) and inserting the following in lieu thereof:
     “Each Seller acknowledges that the Buyers or the Agent on behalf of the Buyers has the right to perform quarterly due diligence reviews of each Seller’s operations, including, but not limited to, a review of (1) the financial condition of the Sellers, (2) loan origination and servicing guidelines, (3) Broker Price Opinions, (4) Purchased Loan payment history records, and (5) other corporate due diligence matters at the discretion of the Buyers or the Agent, as applicable.”
     1.12 Schedule 1 is hereby modified by deleting the first sentence of subpart (b) and inserting the following in lieu thereof:
     “Other than delinquencies in payment of principal or interest in respect of the 30+ Delinquent Mortgage Loans, 60+ Delinquent Mortgage Loans, Repurchased Mortgage Loans and Defaulted Purchased Loans, there are no defaults in complying with the terms of the Mortgage securing the Purchased Loan.”
     1.13 Schedule 1 is hereby modified by deleting subpart (p) in its entirety and inserting the following in lieu thereof:
     “No Defaults. Other than delinquencies in payment of principal or interest in respect of the 30+ Delinquent Mortgage Loans, 60+ Delinquent Mortgage Loans, Defaulted Mortgage Loans and Repurchased Mortgage Loans, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Sellers nor, to the Sellers’ knowledge, any of their predecessors have waived any default, breach, violation or event of acceleration.”

     1.14 Schedule 1 is hereby modified by deleting subpart (t) in its entirety and inserting the following in lieu thereof:
     “(t) LTV; CLTV. No Repurchased Mortgage Loan has an LTV greater than 100% and no Purchased Loan (other than a Repurchased Mortgage Loan) that is secured by a first mortgage lien on the Mortgaged Property has an LTV greater than 95%, other than Eligible Mortgage Loans which are secured by a first mortgage lien on a Mortgaged Property that (i) have an LTV greater than 95% and equal to or less than 100% and (ii) have a minimum FICO Score of 600; provided, however, the aggregate unpaid principal balance of all such Purchased Loans shall at no time exceed 3% of the Maximum Amount. No Purchased Loan that is a Second Lien Mortgage Loan (including, without limitation a Repurchased Mortgage Loan that is a Second Lien Mortgage Loan) has a CLTV greater than 100%.”
     1.15 Schedule 1 is hereby modified by deleting subpart (qq) in its entirety and inserting the following in lieu thereof:
     “(qq) Origination Date. Each Purchased Loan that is not a Performing Aged Loan, a Defaulted Mortgage Loan, a Repurchased Mortgage Loan or a Discretionary Mortgage Loan was originated within 120 days prior to the related Purchase Date and each Purchased Loan that is a Defaulted Mortgage Loan was originated within twelve (12) months prior to the related Purchase Date.”
     1.16 Schedule 1 is hereby modified by deleting subpart (ww) in its entirety and inserting the following in lieu thereof:
     “(ww) First Payment Defaults. Any default by a Mortgagor in the payment of the initial payment due on the Purchased Loan (other than a Repurchased Mortgage Loan) was cured on or before the date on which the second payment was due in respect of such Purchased Loan.”
     1.17 Part III of Schedule 1 is hereby modified by deleting the definition of “Combined Loan-to-Value Ratio or CLTV” in its entirety and inserting the following in lieu thereof:
     “‘Combined Loan-to-Value Ratio’ or “CLTV” shall mean (i) with respect to any Second Lien Mortgage Loan (other than Repurchased Mortgage Loans), the ratio (expressed as a percentage) of (a) the sum of (x) the original outstanding principal balance of the mortgage loan constituting the first Lien plus (y) the original outstanding principal balance of the Second Lien Mortgage Loan to (b) the lesser of (x) the Appraised Value of the related Mortgaged Property and (y) if the related Mortgaged Property was purchased within 12 months of the origination of the Purchased Loan, the purchase price of the Mortgaged Property and (ii) with respect to any Second Lien Mortgage Loan which is a Repurchased Mortgage Loan, the ratio (expressed as a percentage) of (a) the sum of (x) the original outstanding principal balance of the mortgage loan constituting the first Lien plus (y) the original outstanding principal balance of the Second Lien Mortgage Loan to the lesser of (a) the Appraised Value of the related Mortgaged Property at the time of origination, (b) the valuation indicated by the related Broker Price Opinion and (c) if the related Mortgaged Property was purchased within 12 months of the origination of the Repurchased Loan, the purchase price of the Mortgaged Property.”
               1.18 The Existing Repurchase Agreement is hereby modified by inserting Exhibit K attached hereto.
               SECTION 2. Conditions Precedent. This Amendment shall become effective on the first date (the “Amendment Effective Date”) on which all of the following conditions precedent shall have been satisfied:
               2.1 Delivered Documents. On the Amendment Effective Date, the Agent shall have received all of the following documents, each of which shall be satisfactory to the Agent in form and substance:
               (a) Amendment. This Amendment, executed and delivered by a duly authorized officer of each of the Sellers, the Buyers and the Agent;
               (b) Custodial Agreement Amendment. Amendment No. 1 to the Custodial Agreement, executed and delivered by a duly authorized officer of each of the parties thereto;
               (c) Other Documents. Such other documents as the Agent or counsel to the Agent may reasonably request.
               2.2 No Default. On the Amendment Effective Date, (i) each Seller shall be in compliance with all of the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, (ii) all of the representations and warranties made and restated by each Seller pursuant to Section 3 of this Amendment shall be true and complete on and as of such date with the same force and effect as if made on and as of such date and (iii) no Default or Event of Default shall have occurred and be continuing on such date.
               SECTION 3. Representations and Warranties. Each Seller hereby represents and warrants to the Agent and the Buyers that it is in compliance with all of the terms and provisions set forth in the Repurchase Documents on its part to be observed or performed and that no Default or Event of Default has occurred or is continuing. Each Seller hereby confirms and reaffirms the representations and warranties contained in Section 6 of the Repurchase Agreement.
               SECTION 4. Limited Effect. Except as expressly modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Amendment Effective Date, all references herein and therein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment and each reference to the Repurchase Agreement in any of the Repurchase Documents shall be deemed to be a reference to the Existing Repurchase Agreement as modified hereby.
               SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of an executed original counterpart of this Amendment.
               SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[SIGNATURES FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLERS NC CAPITAL CORPORATION
By:	/s/ Karl Weiss
	Name:	Karl Weiss
	Title:	SVP, Secondary Marketing

NEW CENTURY MORTGAGE CORPORATION
By:	/s/ Karl Weiss
	Name:	Karl Weiss
	Title:	SVP, Secondary Marketing

NC ASSET HOLDING, L.P.

By:	NC DELTEX, LLC, its general partner

By:	NC Capital Corporation, its sole member and manager

By:	/s/ Karl Weiss
	Name:	Karl Weiss
	Title:	SVP, Secondary Marketing

HOME123 CORPORATION
By:	/s/ Karl Weiss
	Name:	Karl Weiss
	Title:	SVP, Secondary Marketing

NEW CENTURY CREDIT CORPORATION
By:	/s/ Karl Weiss
	Name:	Karl Weiss
	Title:	SVP, Secondary Marketing

MORGAN STANLEY BANK, as a Buyer
By:	/s/ Andrew B. Neuberger
	Name:	Andrew B. Neuberger
	Title:	Vice President

MORGAN STANLEY MORTGAGE CAPITAL INC., as a Buyer and as the Agent
By:	/s/ Andrew B. Neuberger
	Name:	Andrew B. Neuberger
	Title:	Vice President